Exhibit 24(b)(8.28)
Second Amendment to the Selling and Services Agreement and Fund Participation
Agreement

This Second Amendment, executed as of April 29, 2013, and effective January 1, 2013(the
“Effective Date”), by and among ING Life Insurance and Annuity Company (“ING Life”), ING
Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (“ING Financial”)
(collectively, “ING”), BlackRock Advisors, LLC (“Company” or “Advisor”), and BlackRock
Investments, LLC (“BRIL” or “Distributor”) is made to the Selling and Services Agreement and Fund
Participation Agreement dated as of October 5, 2006, as amended as of July 21, 2010 and effective April
1, 2010 (the “Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Agreement.

WHEREAS, the parties desire to replace Schedule B and Schedule C of the Agreement and amend certain compensation sections of the Agreement;

WHEREAS, ING and BlackRock Institutional Trust Company, N.A. (“BTC”, formerly known as Barclays Global Investors, N.A. (“BGI”)), an affiliate of Advisor and BRIL, are parties to a
Selling and Services Agreement and Fund Participation Agreement, dated as of August 17, 2009, as amended on December 1, 2009 (the “2009 Agreement”), under which certain Plans are or were invested directly, or indirectly through Contracts, in certain legacy BGI mutual funds which have
“LifePath” (but not “LifePath Active”) in their name (the “LifePath Portfolios”); and

WHEREAS, Advisor and BRIL desire to terminate the 2009 Agreement as of the Effective
Date since the LifePath Portfolios are also available for investment by the Plans pursuant to this
Agreement, and the foregoing is acceptable to BTC and ING;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Section 5 of the Agreement entitled “12b-1 Fees” is hereby deleted in its entirety, renamed
“Distribution and Service Plan Services and Fees” and replaced as follows:

ING Financial shall provide general shareholder liaison services relating to the administration of shareholder accounts with respect to Contract Owners or Participants in Plans who may from time to time beneficially own Shares and distribution and sales support services for the Funds and may be compensated for such services all as provided in the Investor Distribution and Service Agreement between ING Financial and BRIL and the related Addendum, each effective as of March 31, 2010, and the Shareholder Service Agreement for Institutional Class Shares between ING Financial and
Advisor, dated as of February 26, 2010 and the related Addendum, effective as of March 31, 2010, as such agreements are amended from time to time, and in any other agreements for general shareholder liaison services and/or distribution and sales support services as may be entered into by ING Financial and BRIL (collectively, the “12b-1 Agreements). The terms of the 12b-1 Agreements are hereby incorporated into this Agreement. The terms of the 12b-1 Agreements supplement this Agreement and to the extent the terms of this Agreement conflict with the terms of the 12b-1 Agreements, the terms of this Agreement will control.

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	2.	Section 14(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.
To Service Organization:

To ING:

Jacqueline Salamon
Counsel
ING Americas Legal Services One
Orange Way, C2 N Windsor, CT 06095
Fax: 860-580-4934

		To Fund Company and BAL:	With a copy to:
		BlackRock Advisors, LLC	BlackRock, Inc.
		Attn: Lisa Hill, Managing Director	Attn: General Counsel
		U.S. Retail, Business Analytics	40 East 52nd Street
		55 East 52nd Street	New York, NY 10022
New York, NY 10055

		To BRIL:	with a copy to:
		BlackRock Investments, LLC	BlackRock Investments, LLC
		Attn: Frank Porcelli	Attn: Chief Compliance Officer
		Executive Managing Director, GCG	400 Howard Street
		55 East 52nd Street	San Francisco, CA 94105
New York, NY 10055

Any notice, demand or other communication given in a manner prescribed in this Subsection
(b) shall be deemed to have been delivered on receipt.

3.		A Section 16 is added to the Agreement as follows:

Notwithstanding that ING may not be eligible to be paid for operational and recordkeeping services with respect to certain share classes, funds and/or assets, ING shall be entitled to invest pursuant to this Agreement in any share class of BlackRock U.S. retail open-end equity, fixed income, and index funds which are available to ING for investment pursuant to the terms of the applicable prospectus except for the following funds (which are either restricted or covered by other agreements):

BlackRock Institutional Trust Company N.A. Collective Trust Funds (All Funds)
BlackRock Liquidity Funds
Funds for Institutions
BlackRock Cash Funds
BlackRock Variable and Series Funds (All Funds)
BlackRock Allocation Target Shares (All Series)
FDP Series, Inc. (All Series)
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Managed Account Series (All Restricted Series)
iShares

For clarity, 529 assets are not open-end funds.

4.	Schedule B is hereby deleted in its entirety and replaced by the following Schedule B:

Schedule B

Except as specified in the following paragraph entitled “Excluded From Payments,” ING shall be eligible to receive the fees specified in Schedule C of the Agreement for providing operational and recordkeeping services with respect to A, Institutional, R, C, and Service share classes (and any other share class specified in Schedule C) of the BlackRock-advised U.S. retail open-end equity, fixed income, and index funds which are available to ING for investment pursuant to the terms of the applicable prospectus.

EXCLUDED FROM PAYMENTS

ING will not be entitled to receive any fees for providing operational and recordkeeping services with respect to the following share classes, funds and/or assets:

Share classes:

B share class
BlackRock share class (other than BlackRock shares of the BlackRock Capital Appreciation
Fund, Inc., CUSIP 09251R602, Ticker BFGBX)
K share class
Prime share class (A1, A2, B1, B2, C1, C2…)

Funds and/or assets:

529 assets
BlackRock Closed End Funds (All Funds)
BlackRock Institutional Trust Company N.A. Collective Trust Funds (All Funds)
BlackRock Money Market Funds (All Funds)
BlackRock Liquidity Funds
Funds for Institutions
BlackRock Cash Funds

BlackRock Variable and Series Funds (All Funds)
BlackRock Bond Allocation Target Shares (All Series)
FDP Series, Inc. (All Series)
Managed Account Series (All Restricted Series)
iShares

The parties may amend these fee exclusions as needed from time to time in an agreement in writing signed by each party hereto.

5.	Schedule C is hereby deleted in its entirety and replaced by the following Schedule C:

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Schedule C

Fee Schedule

Fees for Operational and Recordkeeping Services:

(a) For the operational and recordkeeping services described in the Agreement that ING provides to Contract Owners or to Participants in Plans that hold shares of Equity Portfolios
(except Index Portfolios and Class A and Institutional class shares of LifePath Portfolios),
Advisor or its designee shall pay ING an annual fee (calculated quarterly) equal to the product of:

(i) __ basis points (____%) and (ii) the average daily assets attributable to shares of such Equity Portfolios held by the Contracts or Plans in the Accounts.

(b) For the operational and recordkeeping services described in the Agreement that ING provides to Contract Owners or Participants in Plans that hold Class A or Institutional class shares of LifePath Portfolios (except LifePath Index Portfolios, which are considered to be Index
Portfolios as described in section (d) below for purposes of this Agreement), Advisor or its designee shall pay ING an annual fee (calculated quarterly) equal to the product of:

(i) __ basis points (____%) and (ii) the average daily assets attributable to shares of LifePath Class A and Institutional class shares held by the Contracts or Plans in the Accounts.

(c) For the operational and recordkeeping services described in the Agreement that ING provides to Contract Owners or Participants in Plans that hold shares of Fixed Income Portfolios
(except Index Portfolios, Class A or Institutional class shares of LifePath Portfolios and
BlackRock CoreAlpha Bond Fund), Advisor or its designee shall pay ING an annual fee
(calculated quarterly) equal to the product of:

(i) __ basis points (____%) and (ii) the average daily assets attributable to shares of the Fixed Income Portfolios held by the Contracts or Plans in the Accounts.

(d) For the operational and recordkeeping services described in the Agreement that ING provides to Contract Owners or Participants in Plans that hold shares of Index Portfolios
(including LifePath Index Portfolios), Advisor or its designee shall pay ING an annual fee
(calculated quarterly) equal to the product of:

(i) _ basis points (___%) and (ii) the average daily assets attributable to shares of the Index Portfolios held by Contracts or Plans in the Accounts.

(e) For the operational and recordkeeping services described in the Agreement that ING provides to Contract Owners or to Participants in Plans that hold shares of the BlackRock
CoreAlpha Bond Fund, Advisor or its designee shall pay ING an annual fee (calculated quarterly)
equal to the product of:

(i) __ basis points (____%) and (ii) the average daily assets attributable to shares of the BlackRock CoreAlpha Bond Fund held by the Contracts or Plans in the
Accounts.

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(f) For the operational and recordkeeping services described in the Agreement that ING provides to Contract Owners or to the accounts of Participants in Plans that hold BlackRock shares of the BlackRock Capital Appreciation Fund, Inc. (CUSIP 09251R602, Ticker BFGBX),
Advisor or its designee shall pay ING an annual fee (calculated quarterly) equal to the product of
__ basis points (____%) and the average daily assets of BlackRock shares of the BlackRock
Capital Appreciation Fund, Inc. held by the Contracts or Plans in the Accounts.

(g) For the purpose of computing payments to ING under this Schedule C with respect to any Plan or Contract, the average daily assets attributable to shares of a portfolio held by the Plan or Contract for any calendar quarter will be computed by totaling the share net asset value multiplied by total number of shares of the portfolio held by the Plan or Contract on each calendar day during the calendar quarter and dividing by the total number of calendar days during such calendar quarter.

(h) For clarity, LifePath Portfolios include legacy BGI mutual funds with “LifePath” in their name for which BlackRock Funds III is the registrant and do not include “LifePath Active”
mutual funds for which BlackRock Funds II is the registrant.

Invoices will be provided by ING to Advisor or its designee. Payment shall be made by Advisor or its designee quarterly following receipt of such invoice in good standing.

Invoices shall be submitted to Advisor or its designee at the following e-mail address:
NonStandard.Invoices@blackrock.com or such other email address specified by Advisor to ING from time to time. The invoice will be submitted on a quarterly basis in a Microsoft Excel format and will include the following information:

1. The total average daily assets during the period covered by the invoice by CUSIP and account.
2. The basis point rate that applies to each CUSIP and account.
3. The subtotal amounts due by CUSIP.
4. The total amount due.
5. Payment instructions (Wire/ACH).
6. ING contact information.

Invoices must be submitted in a timely manner. Any invoice which is received more than six (6)
months after the time period covered by the invoice may be subject to non-payment. Additions or adjustments to previously received invoices received more than three (3) months after the time period covered by the invoice may also be subject to non-payment.

The parties acknowledge and agree that the assets and/or accounts covered under the terms of this
Agreement will not be subject to fees or any additional payment arrangements with Advisor or its affiliates for operational services, sub-transfer agency, sub-accounting, networking services or for any similar services, other than as described herein. ING represents and warrants on a continuous basis during the term of this Agreement that it shall not invoice Advisor or its affiliates for duplicative fees as described in the preceding sentence.

The parties agree that the assets and accounts included under the terms of this Agreement are separate and distinct from the assets and accounts included under the terms of the Services
Agreement-Retirement Plans, as amended ("Retirement Plans Agreement"), dated February 10,
2005, by and among BlackRock Investments, LLC, BlackRock Advisors, LLC, CitiStreet
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Advisors LLC, and CitiStreet LLC, and payments under the terms of this Agreement will exclude assets included under the terms of the Retirement Plans Agreement; provided, however, that to the extent assets included under the terms of the Retirement Plans Agreement are moved to the
Accounts covered by this Agreement, terms and payments under this Agreement shall cover these transferred assets.

The parties hereto agree that compensation to ING under this Schedule C is not in consideration for services which are primarily intended to result in the sale of shares of the Funds.

Any invoices shall only cover time periods for which this Agreement is in effect.

6.	Schedule D which summarizes fees for Distribution and Service Plan Services and Operational &
Recordkeeping Services is hereby added to the Agreement and attached hereto. If the terms of Schedule
D conflict with any other part of the Agreement (including any other schedules to the Agreement and the
12b-1 Agreements), the terms of the Agreement will govern.

7.	The 2009 Agreement is hereby terminated as of the Effective Date. As of the Effective Date, the
LifePath Portfolios will be available for investment by the Plans under this Agreement. Distribution activities, sales support activities, shareholder liaison services, and operational and recordkeeping services performed by ING on or after the Effective Date in connection with Plan assets that were invested
(directly or indirectly) in the LifePath Portfolios pursuant to the 2009 Agreement will be performed in accordance with, and governed by, this Agreement.

8.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

9.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

10.	This Amendment and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of New York without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

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IN WITNESS WHEREOF, ING, Advisor and BRIL have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

ING FINANCIAL ADVISERS, LLC

By: /s/Patrick Kennedy
Name:	Patrick Kennedy
Title:	President

ING INSTITUTIONAL PLAN SERVICES, LLC

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

BLACKROCK ADVISORS, LLC		BLACKROCK INVESTMENTS, LLC

By: /s/Frank Porcelli		By: /s/Lisa Hill
Name:	Frank Porcelli	Name:	Lisa Hill
Title:	Managing Director	Title:	Managing Director

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AGREED AND ACCEPTED:

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.

By: /s/Frank Porcelli		By: /s/Brendan Kyne
Name:	Frank Porcelli	Name:	Brendan Kyne
Title:	Managing Director	Title:	Managing Director
Date:	May 21, 2013	Date:	May 6, 2013

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Schedule D

SUMMARY OF FEES
EQUITY FUNDS
SHARE CLASS
	A	B	BLACKROCK	C	K	INSTITUTIONAL	PRIME (A1, B1, C1 )	R	SERVICE
OPERATIONAL & RECORDKEEPING BASIS POINT FEE [1]
BlackRock Capital Appreciation Fund [2]
LifePath (Non-Index & Non-LifePath Active) Funds [3]
GENERAL SHAREHOLDER LIAISON SERVICES FEE [5]
DISTRIBUTION AND SALES SUPPORT SERVICES FEE [5]

FIXED INCOME FUNDS
SHARE CLASS
	A	B	BLACKROCK	C	K	INSTITUTIONAL	PRIME (A1, B1, C1 )	R	SERVICE
OPERATIONAL & RECORDKEEPING BASIS POINT FEE [1]
BlackRock Core Alpha Bond Fund [4]
GENERAL SHAREHOLDER LIAISON SERVICES FEE [5]
DISTRIBUTION AND SALES SUPPORT SERVICES FEE [5]

INDEX FUNDS
SHARE CLASS
	A	B	BLACKROCK	C	K	INSTITUTIONAL	PRIME (A1, B1, C1 )	R	SERVICE
OPERATIONAL & RECORDKEEPING BASIS POINT FEE [1]
GENERAL SHAREHOLDER LIAISON SERVICES FEE [5]
DISTRIBUTION AND SALES SUPPORT SERVICES FEE [5]

NOTE: Fees are computed and payable at the intervals specified in the Agreement.

FEE EXCEPTIONS
1 Funds excluded from Operational & Recordkeeping fees:
529 assets
BlackRock Closed End Funds
BlackRock Institutional Trust Company N.A. Collective Trust Funds (All Funds)
BlackRock Money Market Funds (All Funds)
BlackRock Variable and Series Funds (All Funds)
Bond Allocation Target Shares (All Series)
FDP Series, Inc. (All Series)
Managed Account Series (All Restricted Series)
iShares
[2] Fee exception for BlackRock Capital Appreciation Fund is 15 bps for BlackRock share class.
[3] Fee exception for LifePath (Non-Index & Non-LifePath Active) Funds is 40 bps for Class A and Institutional share class. Fee exception does not apply to LifePath Active Funds.
[4] Fee exception for BlackRock Core Alpha Bond Fund is 10 bps for Class A, Class C and Institutional share class.
[5] Subject to change without notice. Please refer to current prospectus and/or SAI. ING Financial agrees to waive the payment of any general shareholder liaison services and/or distribution and sales support fees unless and until BRIL has received such fees from the applicable Fund. These are basis point fees.

Exceptions chart for "Prime" share classes:
SHARE CLASSES
	A1	B1	B2	B3	C1	C2	C3
GENERAL SHAREHOLDER LIAISON SERVICES FEE [5]
DISTRIBUTION AND SALES SUPPORT SERVICES FEE [5]

Exceptions chart for certain funds:
	BlackRock	BlackRock	BlackRock	BlackRock New	BlackRock	BlackRock
	California	Index Equity	Intermediate	Jersey Municipal	New York	Pennsylvania
	Municipal Bond	Portfolio: A, B	Municipal Fund:	Bond Fund: C1	Municipal Bond	Municipal Bond
	Fund: C1	& C	B		Fund: C1	Fund: C1
GENERAL SHAREHOLDER LIAISON SERVICES FEE [5]
DISTRIBUTION AND SALES SUPPORT SERVICES FEE [5]

	BlackRock	BlackRock	BlackRock	Floating Rate	BlackRock
	Short-Term	Total Return	Summit Cash	Income Portfolio:	Index Equity
	Municipal Fund:	Fund: B2 &	Reserves Fund:	C1	Portfolio:
	B	C2	A, B & C		Service
GENERAL SHAREHOLDER LIAISON SERVICES FEE [5]
DISTRIBUTION AND SALES SUPPORT SERVICES FEE [5]

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